Exhibit 10.20

NONQUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

SOULCYCLE INC. 2015 OMNIBUS INCENTIVE PLAN

*  *  *  *  *

Participant:

Grant Date:

Per Share Exercise Price:

Number of Shares subject to this Option:

*  *  *  *  *

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between SoulCycle Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the SoulCycle Inc. 2015 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Non-Qualified Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement (including Appendix II) is subject in all respects to the terms and provisions of the Plan (including, without limitation, (i) any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder and (ii) those provisions set forth on Appendix II), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Non-Qualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the

Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting and Exercise.

(a) Vesting. Subject to the provisions of Sections 3(b) and 3(c) hereof, the Option shall vest and become exercisable as to 25% of the Option Shares underlying the Option on the first, second, third and fourth anniversaries of the Grant Date; provided that the Participant has not incurred a Termination prior to each such vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(c) Change in Control. If a Participant experiences an Involuntary Termination within 18 months following the occurrence of a Change in Control, the Option shall become fully vested upon such Termination.

(d) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.

4. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such one (1) year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(b) Involuntary Termination Without Cause. In the event of the Participant’s involuntary Termination by the Company without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(c) Voluntary Resignation. In the event of the Participant’s voluntary Termination (other than a voluntary Termination described in Section 4(d) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(d) Termination for Cause. In the event of the Participant’s Termination for Cause or in the event of the Participant’s voluntary Termination (as provided in Section 4(c) hereof) after an event that would be grounds for a Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination.

(e) Extension of Termination Date. If the exercise of the Option following the Participant’s Termination for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, any other state or federal securities law, the rules of any securities exchange or interdealer quotation system or any black out period or period of restriction on exercise imposed by the Company (“Exercise Restrictions”), then the Option shall terminate on the earlier of (i) the expiration of the stated term of the Option pursuant to Section 3(d) hereof or (ii) the expiration of a period after the Participant’s Termination that is ninety (90) days after the end of the period during which the Exercise Restrictions are imposed.

(f) Treatment of Unvested Options upon Termination. Subject to Section 3(c) hereof, any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

5. Method of Exercise and Payment. Subject to Section 6.2 of Appendix I hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price and all applicable withholding taxes specified above multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.

6. Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently Transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Appendix II. Certain additional terms and conditions of this Option, are set forth in Appendix II. In addition, Appendix II specifies certain rights and obligations of the Participant and the Company related to this Option. Appendix II is attached to, and expressly made an integral part of, this Agreement.

8. Entire Agreement; Amendment. This Agreement (including Appendix II), together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

10. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

11. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

12. Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

13. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

14. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

16. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

17. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

18. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SOULCYCLE INC.

By:

Name: Larry M. Segall
Title: Executive Vice President and Chief Financial Officer

PARTICIPANT

Name:

Appendix I – Omnibus Incentive Plan Provisions

ARTICLE I: DEFINITIONS

For purposes of the Plan and the Agreement, the following terms shall have the following meanings:

1.1 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

1.4 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

1.5 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

1.6 “Common Stock” means the common stock, $ 0.01 par value per share, of the Company.

1.7 “Company” means SoulCycle Inc., a Delaware Corporation, and its successors by operation of law.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.9 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

1.10 “Involuntary Termination” means a Termination by the Company without Cause, or, for Participants entitled to terminate employment for Good Reason as set forth in another agreement between such Participant and the Company, a termination by such Participant for Good Reason.

1.11 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

1.12 “Plan” means this SoulCycle Inc. 2015 Omnibus Incentive Plan, as amended from time to time.

1.13 “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

1.14 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

1.15 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.16 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to the Plan.

1.17 “Termination” means a Termination of Employment.

1.18 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a

Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter; provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

1.19 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE II: ADMINISTRATION

2.1 The Committee. The Plan shall be administered and interpreted by the Committee.

2.2 Grants of Awards. Among other powers, the Committee shall have the authority:

(a) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(b) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(c) to modify, extend or renew an Award, subject to Article V; provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant;

(d) to interpret and apply this Plan and any Award granted hereunder.

2.3 Guidelines. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.

2.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns. The Committee’s determinations and interpretations with respect to Awards need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

ARTICLE III: SHARE LIMITATION

3.1 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise, the number of shares of Common Stock covered by outstanding Awards and the number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 3.1(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the terms of Section 4.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 3.1(b)(i) or 3.1(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) Any such adjustment determined by the Committee pursuant to this Section 3.1(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 3.1(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 3.1 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 3.1.

ARTICLE IV: CHANGE IN CONTROL PROVISIONS

4.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

4.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, Related Equinox Holdings, LLC or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 4.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company or a Subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate

Parent company of the Company outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 4.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(e) Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

4.3 Initial Public Offering not a Change in Control. Notwithstanding the foregoing, for purposes of the Plan, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date shall not be considered a Change in Control.

ARTICLE V: TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article VI or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article III or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE VI: GENERAL PROVISIONS

6.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.2 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

6.3 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

6.4 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

6.5 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

6.6 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

6.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

6.8 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

6.9 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

6.10 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

6.11 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

6.12 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

6.13 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

6.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

6.15 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant.

Appendix II – Certain Contractual and Legal Obligations

The contractual and legal obligations set forth in this Appendix II are expressly made an integral part of the Nonqualified Option Agreement, dated as of [•], between SOULCYCLE INC. (the “Company”) and [•] (the “Agreement”) pursuant to the SoulCycle Inc. 2015 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), to which this Appendix II is attached. All capitalized terms used in this Appendix II, to the extent not defined, shall have the meaning set forth in the Agreement or the Plan.

1. Stockholders Agreement and Other Requirements. Notwithstanding anything in the Agreement or the Plan to the contrary, as a condition to the receipt of shares of Common Stock pursuant to this Option, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired pursuant to this Option and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

2. Lock-Up Agreement. If requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

3. Repurchase Rights.

(a) If the Participant ceases to be employed by the Company or any of its Subsidiaries for any reason, then the Company shall have the right (but not the obligation) to repurchase all or any portion of the shares of Common Stock issued upon exercise of this Option (the “Option Shares”) at a price equal to the Fair Market Value of the Common Stock to be repurchased as of the date specified in the Repurchase Notice as determined in this Section 3 of Appendix II; provided, however, that if a repurchase occurs following the Termination of the Participant’s employment by the Company for Cause, then the Company shall have the right (but not the obligation) to repurchase all or any portion of the Option Shares at a price equal to the lesser of the original purchase price of such Common Stock and the Fair Market Value of the Common Stock to be repurchased as of the date specified in the Repurchase Notice as determined in this Section 3 of Appendix II. For purposes hereof, Fair Market Value as of a given date will be determined by the Board in its good-faith discretion without discounts for lack of marketability or minority interest, and shall be final, binding and conclusive on the Company and the Participant for all purposes hereof absent manifest error or bad faith.

(b) The Company shall have the right (but not the obligation) to elect to purchase all or any portion of any Option Shares by delivering written notice to the Participant (the “Repurchase Notice”), within one hundred eighty (180) calendar days following the six month anniversary of the latest date as of which any portion of the Option may be exercised (such six month anniversary, the “Call Date”), which Repurchase Notice shall set forth the number of Option Shares to be acquired, the date on which the aggregate consideration to be paid therefor is to be determined and the time and place for the closing of the repurchase contemplated by this Section 3 of Appendix II (the “Repurchase Closing”). For purposes of this Section 3 of Appendix II, the applicable repurchase price shall be determined as of the date specified in the Repurchase Notice and shall be (i) on or after the date of the Repurchase Notice, and (ii) no later than one hundred eighty (180) calendar days after the Call Date. For the sake of clarity, the Company may elect to repurchase Option Shares in one or more separate transactions, it being understood that the Company may not repurchase any Option Shares after the last date provided for herein.

(c) The Repurchase Closing shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than thirty (30) calendar days nor less than five (5) calendar days after the date specified in such notice for the determination of the repurchase price. The Company may pay for the Option Shares to be purchased by it (i) in cash payable by delivery of a cashier’s or bank check or a wire transfer of immediately available funds (provided that the Company may deliver a Company check for any amount that is less than $1,000,000), (ii) by a promissory note that must be settled no later than the earlier of (A) a Change in Control of the Company or (B) the Registration Date or (iii) by the cancelation of any indebtedness owed by the Participant to the Company or any of its Subsidiaries, or (iv) in a combination of (i), (ii) and (iii) above, as determined in the sole discretion of the Board, in the amount of the aggregate repurchase price of the Option Shares being repurchased by the Company. Notwithstanding any other provision to the contrary contained herein, the Company may assign its rights under this Section 3 of Appendix II to any of its Affiliates. The purchaser(s) of Option Shares hereunder shall be entitled to receive customary representations and warranties from the Participant regarding such sale; provided that the recourse of the purchaser(s) shall be limited to the aggregate consideration received by the Participant with respect to the repurchased Option Shares.

(d) All repurchases of Option Shares pursuant to this Section 3 of Appendix II shall be subject to all applicable restrictions under law or contained in the financing agreements or other material contracts to which the Company or any of its Affiliates is a party. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, then (i) the Company shall promptly give written notice to the Participant of such restriction, (ii) the Company’s rights under this Section 3 of Appendix II shall be preserved and time periods governing such rights or obligations shall be tolled for the duration of such restriction, and (iii) the Company may make such repurchase as soon as (and to the extent that) it is permitted to do so by law and such financing agreements or other material contracts.

(e) The repurchase rights granted in this Section 3 of Appendix II shall terminate upon the Registration Date.